                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant[X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
         14a-6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under Rule 14a-12

                           MOTOR CARGO INDUSTRIES, INC
                 ------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


                 ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         1)  Title of each class of securities to which transaction applies:

         ------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         ------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

         ------------------------------------------------
         5)  Total fee paid:

         ------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         ------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:

         ------------------------------------------------
         3)  Filing Party:

         ------------------------------------------------
         4)  Date Filed:

         ------------------------------------------------

                          MOTOR CARGO INDUSTRIES, INC.

                             845 WEST CENTER STREET
                           NORTH SALT LAKE, UTAH 84054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 2001

                                 April 30, 2001


To the Shareholders of Motor Cargo Industries, Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Motor Cargo Industries, Inc., a Utah Corporation (the "Company"), to be held on Wednesday, June 6, 2001, at 10:00 a.m., local time, at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah for the following purposes:

         1.       To elect six directors.

         2. To ratify the selection of Grant Thornton LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ending December 31, 2001.

         3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         Only holders of record of the Company's common stock, no par value, at the close of business on April 19, 2001 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.


                                   By order of the Board of Directors.

                                   MARVIN L. FRIEDLAND
                                   VICE PRESIDENT, GENERAL COUNSEL
                                   AND SECRETARY

                           MOTOR CARGO INDUSTRIES INC.
                             845 WEST CENTER STREET
                           NORTH SALT LAKE, UTAH 84054

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 6, 2001

                                  INTRODUCTION

         This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Motor Cargo Industries, Inc., a Utah corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on June 6, 2001 and at any adjournments thereof.

         At the Meeting, Shareholders will be asked:

                  (1)      To elect six directors.

                  (2) To ratify the selection of Grant Thornton LLP as independent auditors to audit the Consolidated Financial Statements of the Company for the year ending December 31, 2001.

                  (3) To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         The Board of Directors has fixed the close of business on April 19, 2001 as the record date for the determination of the holders of common stock, no par value ("Common Stock") entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on April 19, 2001, there were 6,473,140 shares of Common Stock entitled to vote.

         This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about April 30, 2001.

                                   THE MEETING

DATE, TIME AND PLACE

         The Meeting will be held on June 6, 2001, at 10:00 a.m., local time, at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah.

MATTERS TO BE CONSIDERED

         At the Meeting, Shareholders will be asked to consider and vote to (i) elect six directors, and (ii) ratify the selection of independent auditors. See "ELECTION OF DIRECTORS," and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         Shareholders as of the Record Date (i.e., the close of business on April 19, 2001) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 6,473,140 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles its holder to one vote.

REQUIRED VOTES

         ELECTION OF DIRECTORS. Under Utah law, the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

         RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. The ratification of the selection of Grant Thornton LLP as independent auditors is being submitted to Shareholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Shareholders. If the Shareholders do not ratify the selection by the affirmative vote of a majority of the shares of Common Stock voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Shareholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the interests of the Company and its Shareholders.

         Abstentions and broker non-votes will not be counted in determining the votes cast in connection with the ratification of the selection of independent auditors, but will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority will be calculated.

         PRINCIPAL SHAREHOLDER. The Company has been advised by its principal shareholder, Harold R. Tate, that he intends to vote the 3,858,000 shares of Common Stock that he owns, representing approximately 59.6% of the Company's outstanding shares of Common Stock, FOR the election of the six persons nominated by the Board of Directors to serve as directors, and FOR the ratification of the selection of Grant Thornton LLP as the Company's independent auditors to audit the accounts of the Company and its subsidiaries for 2001.

VOTING AND REVOCATION OF PROXIES

         Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein, and FOR ratification of the selection of independent auditors.

         Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

PROXY SOLICITATION

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

         The Company has been advised that representatives of Grant Thornton LLP, the Company's independent auditors for 2000, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ELECTION OF DIRECTORS

         At the Meeting, six directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the six nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED BELOW.

         The names and certain information concerning the experience and background of the nominees for election as directors are set forth below.


NAME                           AGE           POSITION WITH THE COMPANY
----                           ---           -------------------------
Harold R. Tate                 74      Chief Executive Officer, Chairman
                                       of the Board, Director
Louis V. Holdener              63      President and Chief Operating Officer, Director
Marvin L. Friedland            59      Vice President, General Counsel and
                                       Secretary, Director
Robert Anderson                80      Director
James Clayburn LaForce, Jr.    72      Director
Merlin J. Norton               71      Director

         HAROLD R. TATE has over 50 years experience in the trucking industry and has served as Chairman of the Board of the Company and its predecessors since 1947. Mr. Tate served as Chief Executive Officer of the Company and its predecessors from 1947 to March 1997, and was again elected as the Company's Chief Executive Officer effective April 1, 2001. Mr. Tate also serves as a member of the Board of Trustees of the Buffalo Bill Historical Center.

         LOUIS V. HOLDENER has over 30 years experience in the trucking industry. Mr. Holdener has been employed by the Company since 1965, and was named President and Chief Operating Officer of the Company and appointed to the Board of Directors effective April 1, 2001. Mr. Holdener has also served as President of Motor Cargo, the Company's primary operating subsidiary, since 1991, and served as Vice President of the Company from 1997 to 2001. Prior to 1991, Mr. Holdener served in various positions with the Company, including Vice President of Operations of Motor Cargo.

         MARVIN L. FRIEDLAND has served as Vice President and General Counsel of the Company and its predecessors since 1982. Prior to joining the Company, Mr. Friedland was an attorney in private practice. Mr. Friedland was appointed to the Board of Directors in 1996. Mr. Friedland is a Certified Public Accountant and a member of the California Bar and the Utah Bar.

         ROBERT ANDERSON has served as a director of the Company since December 1, 1997. Mr. Anderson was formerly Chairman and Chief Executive Officer of Rockwell International Corporation. He has served as Chairman Emeritus of Rockwell International Corporation since 1990. Mr. Anderson is also a director of Gulfstream Aerospace Corporation and Aftermarket Technology Corp.

         JAMES CLAYBURN LAFORCE, JR. has served as a director of the Company since December 1, 1997. Mr. LaForce is Dean Emeritus of the John B. Anderson School of Management, University of California, Los Angeles. He is also a director of BlackRock Funds, CancerVax Corporation, The Timken Company, Jacobs Engineering Group, Inc. and Provident Investment Council Mutual Funds, and he is a trustee of the Trust for Investment Managers.

         MERLIN J. NORTON has served as a director of the Company since April 9, 2001. Mr. Norton is Chairman of Great Western Leasing and Sales, a provider of trailers, storage containers and other equipment. Mr. Norton served as Chairman of the Board of PST Vans, Inc. from 1980 to 1987. Prior to that, Mr. Norton served as Chairman of the Board of FB Truckline Company from 1968 to 1978.

                             INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

         The current committees of the Company's Board of Directors include an Audit Committee, a Compensation Committee and a Performance-Based Compensation Committee.

         The functions of the Audit Committee are to recommend to the Board independent auditors for the Company, to analyze the reports and recommendations of such auditors and to review internal audit procedures and controls. The Audit Committee consists of Robert Anderson, James Clayburn LaForce, Jr. and Merlin J. Norton. Four meetings of the Audit Committee were held in 2000.

         The functions of the Compensation Committee are to review and adjust the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company's executive compensation and benefit plans. The Compensation Committee consists of Harold R. Tate, Robert Anderson, James Clayburn LaForce, Jr. and Merlin J. Norton. One meeting of the Compensation Committee was held in 2000.

         The sole function of the Performance-Based Compensation Committee is to qualify certain stock options and rights granted under the Company's 1997 Stock Option Plan as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. The Performance-Based Compensation Committee consists of Robert Anderson and James Clayburn LaForce, Jr. No meetings of the Performance Based Compensation Committee were held in 2000.

         The Board of Directors held a total of four regular meetings in 2000. During 2000, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the periods he served.

                               EXECUTIVE OFFICERS
                                 OF THE COMPANY

         The following table sets forth certain information with respect to the present executive officers and key employees of the Company.

NAME                       AGE                         POSITION
----                       ---                         --------
Harold R. Tate             74     Chairman and Chief Executive Officer, Director

Louis V. Holdener          63     President and Chief Operating Officer, Director

Marvin L. Friedland        59     Vice President and General Counsel, Secretary, Director

Lynn H. Wheeler            59     Vice President and Chief Financial Officer

R. Scott Price             37     Vice President of Sales and Marketing

Matthew T. McClure (1)     39     Vice President of Operations (Motor Cargo)

Steven E. Wynn(1)          51     Vice President of Human Resources (Motor Cargo)

Kevin L. Avery(1)          43     Vice President of Traffic (Motor Cargo)

(1) Messers McClure, Wynn and Avery are officers of the Company's principal operating subsidiary, Motor Cargo, and are not officers of the Company.

         HAROLD R. TATE has over 50 years of experience in the trucking industry and has served as Chairman of the Board of the Company and its predecessors since 1947. Mr. Tate served as Chief Executive Officer of the Company and its predecessors from 1947 to March 1997, and was again elected as the Company's Chief Executive Officer effective April 1, 2001. Mr. Tate also serves as a member of the Board of Trustees of the Buffalo Bill Historical Center.

         LOUIS V. HOLDENER has over 30 years experience in the trucking industry. Mr. Holdener has been employed by the Company since 1965, and was named President and Chief Operating Officer of the Company and appointed to the Board of Directors effective April 1, 2001. Mr. Holdener has also served as President of Motor Cargo, the Company's primary operating subsidiary, since 1991, and served as Vice President of the Company from 1997 to 2001. Prior to 1991, Mr. Holdener served in various positions with the Company, including Vice President of Operations of Motor Cargo.

         MARVIN L. FRIEDLAND has served as Vice President and General Counsel of the Company and its predecessors since 1982. Prior to joining the Company, Mr. Friedland was an attorney in private practice. Mr. Friedland was appointed to the Board of Directors in 1996. Mr. Friedland is a Certified Public Accountant and a member of the California Bar and the Utah Bar.

         LYNN H. WHEELER has been employed by the Company since 1983 and has served as Vice President of Finance of Motor Cargo since 1988. Mr. Wheeler was appointed Vice President and Chief Financial Officer of the Company in March 1997. Mr. Wheeler is a Certified Public Accountant, a Certified Internal Auditor and a member of the American Institute of Certified Public Accountants.

         R. SCOTT PRICE joined the Company in 1986 and has served as a Vice President of Sales and Marketing of the Company since February 1999. From October 1997 to February 1999, Mr. Price served as a Vice President of the Company responsible for overseeing MCDS. From 1995 to 1997, Mr. Price served as Vice President of Sales of Motor Cargo. From 1986 to 1995, Mr. Price held various positions with Motor Cargo, including Service Center Manager and Director of Corporate Accounts.

         MATTHEW T. MCCLURE joined the Company in 1987 and has served as Vice President of Operations of Motor Cargo since January 2001. Prior to that, Mr. McClure served as Director of Linehaul Operations for Motor Cargo from 1998 to 2001. From 1987 to 1998, Mr. McClure served in various positions with the Company.

         STEVEN E. WYNN has been employed by Motor Cargo since 1973 and has served as Vice President of Human Resources of Motor Cargo since February 1999. From 1991 to 1999, Mr. Wynn served as Vice President of Operations of Motor Cargo. From 1973 to 1991, Mr. Wynn served in various positions, including Director of Linehaul Operations and Director of Operations for Motor Cargo.

         KEVIN L. AVERY joined the Company in 1985 and has served as Vice President of Traffic of Motor Cargo since 1992. From 1985 to 1992, Mr. Avery served in various positions, including Director of Pricing, Rate Department Manager and Director of Quality Assurance for Motor Cargo.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON STOCK

         Set forth below is certain information as of March 31, 2001 with respect to the beneficial ownership of shares of Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding shares of Common Stock (the Company's only class of voting securities), (ii) each director and nominee for director, (iii) executive officers named in the Summary Compensation Table on page 9 (the "Named Executive Officers") and (iv) all directors and executive officers as a group.

NAME AND ADDRESS OF                                                    RIGHT TO ACQUIRE
BENEFICIAL OWNER(1)                       AMOUNT AND NATURE OF        WITHIN 60 DAYS OF
CERTAIN BENEFICIAL OWNERS:               BENEFICIAL OWNERSHIP(2)        MARCH 31, 2001        PERCENT OF CLASS
--------------------------               -----------------------        --------------        ----------------
Averitt, Inc.(3)                                    369,600                                        5.7%

J.P. Morgan Chase & Co.(4)                          438,455                                        6.8%

DIRECTORS:

Harold R. Tate                                    3,858,000                                       59.6%

Louis V. Holdener                                    15,640                 20,000             Less than 1%

Marvin L. Friedland                                 188,153                 16,250                 3.2%

Robert Anderson                                          --                  8,750             Less than 1%

James Clayburn LaForce, Jr.                           2,000                  8,750             Less than 1%

Merlin J. Norton                                          -                      -                  -

Nondirector Named
Executive Officers:
-------------------

Marshall L. Tate(5)                                 141,153                 32,500                 2.7%

Lynn H. Wheeler                                       1,000                 13,750             Less than 1%

R. Scott Price                                            -                 12,500             Less than 1%

All directors and executive officers
as a group (11 persons)                           4,206,461                133,250                65.7%

--------

(1) Unless otherwise indicated in these footnotes, the mailing address of each beneficial owner listed is 845 West Center Street, North Salt Lake, Utah 84054.
(2) Except as otherwise noted, each of the beneficial owners listed in the above table has, to the knowledge of the Company, sole voting and investment power with respect to the indicated shares of Common Stock.
(3) The mailing address for Averitt, Inc. is Corporate Service Center, Perimeter Place One, 518 Old Kentucky Road, Cookeville, Tennessee 38501.
(4) The mailing address for J.P. Morgan Chase & Co., and its wholly-owned subsidiary, Robert Fleming, Inc., is 270 Park Avenue, New York, New York 10017.
(5) Marshall Tate resigned as President and Chief Executive Officer of the Company on March 31, 2001.

                             EXECUTIVE COMPENSATION

         Set forth below is certain information with respect to the compensation paid by the Company to the Chairman of the Board, the President and Chief Executive Officer and each of the other three most highly compensated current executive officers of the Company, for services in all capacities to the Company and its subsidiaries during the years ended 2000, 1999 and 1998.


                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                    ------------------------------------
                                          ANNUAL COMPENSATION                AWARDS             PAYOUTS
                                     -------------------------------------------------------------------------------
                                                           OTHER                   SECURITIES                ALL
                                                           ANNUAL     RESTRICTED   UNDERLYING               OTHER
     NAME AND PRINCIPAL                                    COMPEN-     (STOCK       OPTIONS/      LTIP     COMPEN-
          POSITION            YEAR    SALARY    BONUS     SATION(1)    AWARD(S)      SARS(2)     PAYOUTS   SATION(3)
                                       ($)       ($)         ($)          ($)          (#)         ($)        ($)
--------------------------------------------------------------------------------------------------------------------

Harold R. Tate                2000    250,000         -          -            -             -         -           -
   Chairman of the Board and  1999    250,000         -          -            -             -         -           -
   Chief Executive Officer(4) 1998    250,000         -          -            -             -         -           -

Marshall  L. Tate             2000    175,000    41,040          -            -             -         -           -
   President and Chief        1999    175,000    23,625          -            -        65,000         -           -
   Executive Officer          1998    175,000    21,000          -            -             -         -           -
   until March 31, 2001(4)

Marvin L. Friedland           2000    140,769    25,080          -            -             -         -      19,639
   Vice President and         1999    130,000    16,800          -            -        32,500         -      19,375
   General Counsel            1998    130,000    16,000          -            -             -         -      24,208

Louis V. Holdener             2000    146,538    33,659          -            -             -                22,552
   President (4)              1999    135,000    23,625          -            -        40,000         -      19,870
                              1998    135,000    21,000          -            -             -         -      24,650

Lynn H. Wheeler               2000    112,231    25,080          -            -             -         -      21,108
   Vice President and         1999     98,000    16,800          -            -        27,500         -      19,292
   Chief Financial Officer    1998     98,000    16,000          -            -             -         -      23,364

---------------------

(1) Perquisites and other personnel benefits, securities or property, in the aggregate, are less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) The options granted in 1999, were granted on January 26, 1999 and reflect options that replaced options granted in 1997, which were cancelled, as well as grants of new options. The options have an exercise price of $7.50 per share and vest in equal installments over a four year period beginning with the first anniversary of the date the options were granted and each year thereafter. See "1997 Stock Option Plan" below.

(3) Amounts in this column include matching contributions made by the Company under its 401(k) plan on behalf of Mr. Friedland, Mr. Holdener and Mr. Wheeler of $1,652, $4,597 and $3,868, respectively, in 2000. Amounts in this column also include accrued benefits under salary continuation agreements between the Company and Mr. Friedland, Mr. Holdener and Mr. Wheeler of $17,987, $17,955 and $17,240, respectively, in 2000.

(4) Marshall L. Tate resigned as President and Chief Executive Officer, and as a director of the Company, effective March 31, 2001. Harold R. Tate, the Company's Chairman, was elected to serve as Chief Executive Officer of the Company upon Marshall Tate's resignation. At that time, Louis V. Holdener was also promoted to serve as President of the Company.

         The following table provides information as to the value of options held by each of the Named Executive Officers at the end of 2000 measured in terms of the last reported sale price for the Company's Common Stock on December 29, 2000 ($6.75, as reported on the Nasdaq National Market System).


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                             SHARES                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                            ACQUIRED                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/SARs
                               ON           VALUE     OPTIONS/SARs AT FY-END (#)     AT FY-END ($)
NAME                      EXERCISE (#)    REALIZED    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                      ------------    --------    -------------------------      -------------------------
Harold R. Tate                  -             -                    0/0                           0/0
Marshall L. Tate                -             -               16,250/48,750                      0/0
Marvin L. Friedland             -             -               8,125/24,375                       0/0
Louis V. Holdener               -             -               10,000/30,000                      0/0
Lynn H. Wheeler                 -             -               6,875/20,625                       0/0


1997 STOCK OPTION PLAN

         On October 1, 1997, the Company's Board of Directors adopted the Motor Cargo Industries, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"). The purpose of the 1997 Stock Option Plan is to provide certain of the Company's key employees who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company and thereby create in such key employees an increased interest in and a greater concern for the welfare of the Company. The 1997 Stock Option Plan contains provisions for granting various stock-based awards, including incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"), nonqualified stock options and stock appreciation rights. The term of the 1997 Stock Option Plan is ten years, subject to earlier termination or amendment.

         The Compensation Committee of the Board of Directors administers the 1997 Stock Option Plan. Under the terms of the 1997 Stock Option Plan, the committee of the Board of Directors administering the plan is required to be composed of two or more directors. The Compensation Committee has the authority to interpret the 1997 Stock Option Plan and to determine and designate the persons to whom options or awards shall be made and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board of Directors may amend the 1997 Stock Option Plan but may not, without the prior approval of the shareholders of the Company, amend the plan to increase the total number of shares reserved for options and rights under the plan, reduce the exercise price of any option granted under the plan that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, modify the provisions of the plan relating to eligibility, or materially increase the benefits accruing to participants under the plan.

         On January 26, 1999, the Board of Directors amended the 1997 Stock Option Plan to permit administration by a committee consisting of "outside directors" for the purpose of qualifying certain stock options and rights granted under the 1997 Stock Option Plan as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. The Board of Directors has established the Performance-Based Compensation Committee, consisting of Robert Anderson and James Clayburn LaForce, Jr., for this purpose. The Compensation Committee continues to administer all other aspects of the 1997 Stock Option Plan.

         The Company has reserved 500,000 shares of Common Stock for issuance pursuant to the 1997 Stock Option Plan. As of March 31, 2001, options to purchase a total of 364,100 shares of Common Stock were outstanding under the 1997 Stock Option Plan, including options to purchase an aggregate of 165,000 shares held by certain Named Executive Officers. All such outstanding options vest over a four year period, with 25% of these options vesting on each of the first, second, third and fourth anniversaries of the date of grant.

401(k) PROFIT SHARING PLAN

         The Company maintains a defined contribution plan (the "401(k) Plan"), which is intended to satisfy the tax qualification requirements of the Internal Revenue Code of 1986, as amended (the "Code"). All Company personnel who work 1,000 or more hours per year are eligible to participate in the 401(k) Plan after one year of service with the Company. The 401(k) Plan permits participants to contribute between 1% and 15% of their annual compensation from the Company, subject to the limit imposed by the Code. The Company is obligated to match at least 25% of employee contributions, up to 6% of a participant's annual compensation. All amounts contributed by a participant fully vest immediately. A participant becomes vested over time and is fully vested in any Company matching contributions after seven years of service. The 401(k) Plan also permits discretionary contributions by the Company. Expenses for Company contributions amounted to $475,000, $421,000 and $495,000 in 1998, 1999 and 2000,
respectively.

PENSION PLAN

         The Company has a defined benefit pension plan (the "Pension Plan") covering substantially all of its employees. Benefits under the Pension Plan are based upon years of service and hours of service in each year of service. A participant is fully vested after five years of employment. Once vested, employees are entitled to receive an annual benefit for each year of service in which such employee worked at least 1,000 hours. The amount of benefit for each year of service ranges from $144 for 1,000 hours of service to $240 for 1,800 hours or more of service. Harold R. Tate receives an annual benefit of $17,256 under the Pension Plan. The estimated annual benefits payable upon retirement at normal retirement age for Marshall L. Tate, Marvin L. Friedland, Louis V. Holdener, and Lynn H. Wheeler are $4,105, $5,832, $7,320, and $5,572,
respectively.

SALARY CONTINUATION AGREEMENTS

         The Company has salary continuation agreements with certain key management employees, including Marvin L. Friedland, Louis V. Holdener and Lynn
H. Wheeler. Under the agreements, the Company is obligated to provide for each such employee or his beneficiaries, during a period of not more than ten years after the employee's death, disability or retirement, annual benefits ranging from $17,000 to $23,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Prior to November 28, 1997, the Board of Directors did not have a compensation committee and the Board of Directors as a whole determined the compensation to be paid to the executive officers of the Company. On November 28, 1997, the Board of Directors established a compensation committee. The functions of the Compensation Committee are to review and adjust the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company's executive compensation and benefit plans. The Compensation Committee consists of Harold R. Tate, Robert Anderson, James Clayburn LaForce, Jr. and Merlin J. Norton.

         The Compensation Committee considers a number of factors in establishing compensation for executive officers, including the Chief Executive Officer and the other Named Executive Officers. The goal of the Compensation Committee is to create compensation packages for officers and key employees that will attract, retain and motivate executive personnel who are capable of achieving the Company's short-term and long-term financial and strategic goals. Executive compensation at the Company is made up of three elements: (i) base salary, (ii) bonuses and (iii) grants of equity-based compensation (e.g. stock options and restricted stock).

         BASE SALARY. Base salaries for all of the executive officers of the Company for 1998 and 1999 were established by the Board of Directors of the Company based upon each employee's job responsibilities. During 2000, the Compensation Committee adjusted salaries of the executive officers, other than the Chairman and the President and Chief Executive Officer, in order to bring these salaries in line with market rates.

         BONUSES. The Board of Directors awarded cash bonuses to executive officers during 1998 based upon the financial performance of the Company. The Compensation Committee awarded bonuses for 1999 and 2000. The Compensation Committee considered a number of factors in awarding bonuses, including the financial performance of the Company and the achievement by the Company of short-term and long-term financial and strategic goals.

         STOCK OPTIONS AND RESTRICTED STOCK. In addition to salary and bonus, the Company has adopted the 1997 Stock Option Plan. Under the 1997 Stock Option Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights and restricted stock. The number of stock options and/or shares of restricted stock granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibility.

                 Harold R. Tate
                 Robert Anderson
                 James Clayburn LaForce, Jr.
                 Merlin J. Norton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of the Company's Chairman and Chief Executive Officer and three non-employee directors. Currently, the members of the Compensation Committee are Harold R. Tate, Robert Anderson, James Clayburn LaForce, Jr. and Merlin J. Norton. None of the executive officers of the Company serve as a director of another corporation in a case where an executive Officer of such other corporation serves as a Director of the Company.

CORPORATE PERFORMANCE

         The following graph compares the performance (total return on investment as measured by the change in the year-end stock price plus reinvested dividends) of $100 invested in the Common Stock of the Company with that of $100 invested in the U.S. Nasdaq Index and $100 invested in the Nasdaq Transportation Index for the period from November 24, 1997 to December 31, 2000. Index data was furnished by Standard & Poor's Compustat Services, Inc. Prior to the Company's initial public offering in November 1997, there was no established trading market for the Company's Common Stock. Accordingly, no performance comparison is presented for any period prior to November 25, 1997.


[Graphic Material Omitted: The Company's Shareholder Return Performance Graph is Described in Tabular Data Form Below]

                                       Base period       Indexed Returns Years Ending
Company/Index                           25 Nov 97     Dec 97    Dec 98    Dec 99    Dec 00
-------------                          -----------    ------    ------    ------    ------
Motor Cargo Industries, Inc                100        100.00     66.67     38.54     56.25
Nasdaq US                                  100         99.07    139.71    259.66    156.26
Nasdaq Transportation                      100        101.45     91.21     88.16     80.13


COMPENSATION OF DIRECTORS

         The Company pays each non-employee director $2,500 for each meeting of the Board of Directors and $500 for each telephonic meeting of the Board of Directors attended. The Company also reimburses such directors for their expenses incurred in connection with their activities as directors. On November 24, 1997, in connection with the Company's initial public offering, a non-qualified option to purchase 10,000 shares of Common Stock at the initial public offering price of $12.00 per share was granted to each of Robert Anderson and James Clayburn LaForce, Jr. These options vest over a four-year period, with 25% of these options vesting on each of the first, second, third and fourth anniversaries of the date of grant.

         On January 26, 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan for Non-Employee Directors (the "1999 Stock Option Plan"). The purpose of the plan is to encourage the highest level of performance from those members of the Board of Directors who are not employees of the Company by providing them with a proprietary interest in the financial success of the Company. Pursuant to the 1999 Stock Option Plan, on January 26, 1999, the Board of Directors of the Company approved the cancellation of the existing stock options held by Messrs. Anderson and LaForce and granted new options to Mr. Anderson and Mr. LaForce. An option to purchase 17,500 shares of Common Stock at $7.50 per share was granted to each of Mr. Anderson and Mr. LaForce. The Board of Directors granted an option to Merlin J. Norton to purchase 17,500 shares of Common Stock at $8.19 per share upon his appointment to the Board of Directors on April 9, 2001. All outstanding options under the 1999 Stock Option Plan vest over a four-year period, with 25% of these options vesting on each of the first, second, third and fourth anniversaries of the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations furnished to the Company, the Company believes that for the year ended December 31, 2000, all persons subject to the reporting requirements of Section 16(a) of the Exchange Act filed the required reports on a timely basis.

                             AUDIT COMMITTEE REPORT

         The members of the Audit Committee are Robert Anderson, James Clayburn LaForce, Jr. and Merlin J. Norton, each of whom is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement.

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with management. The Audit Committee has also discussed with Grant Thornton LLP, the Company's independent auditors, the matters required to be discussed by SAS 61. The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by Independence Standards Board

Standard No. 1 and has discussed with Grant Thornton the matter of Grant Thornton's independence.

         Based on the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                            RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the Shareholders ratify the selection of Grant Thornton LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 2001. Grant Thornton LLP are currently independent auditors for the Company.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such year were $80,379.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Grant Thornton LLP did not render professional services to the Company relating to financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed for services rendered by Grant Thornton LLP for services rendered, other than audit services and financial information systems design and implementation services, for the fiscal year ended December 31, 2000 were $50,135.

         The Audit Committee has considered whether the provision of the other services described in the preceding paragraphs is compatible with maintaining Grant Thornton's independence.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-K to Shareholders is being furnished to Shareholders concurrently herewith. Exhibits to the Annual Report on Form 10-K will be furnished to Shareholders upon payment of photocopying charges.

                            PROPOSALS BY SHAREHOLDERS

         Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 2001 Annual Meeting of Shareholders must be received by the Company at 845 West Center Street, North Salt Lake, Utah 84054, Attention Marvin L. Friedland, Secretary, no later than January 1, 2002. Any such proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a Shareholder other than for inclusion in the Company's 2002 Proxy Statement and related form of proxy, timely notice of any such proposal must be received by the Company in accordance with the By-Laws of the Company no later than March 16, 2002. Any proxies solicited by the Board of Directors for the 2002 Annual Meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

                       By Order of the Board of Directors

                       Marvin L. Friedland
                       VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

April 30, 2001

                                                                      APPENDIX A



                             MOTOR CARGO INDUSTRIES
                             AUDIT COMMITTEE CHARTER


ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, could interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

3. Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

4. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

5. Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

6. Review with financial management and the independent accountants the financial statements prior to the filing of the form 10Q or to the release of earnings.

7. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

8. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                      PROXY


                          MOTOR CARGO INDUSTRIES, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Harold R. Tate and Marvin L. Friedland, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on April 19, 2001 at the Annual Meeting of Shareholders to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah on June 6, 2001 at 10:00 a.m. (local time), or any adjournment thereof.

1.   Proposal to elect six Directors:

   FOR all nominees listed below                  WITHHOLD authority to vote
   (except as indicated to the contrary below)    for  all nominees listed below

                ---                                        ---

INSTRUCTION: To withhold authority to vote for any individual nominee, cross a line through the nominee's name in the list below.

Nominees: Harold R. Tate - Louis V. Holdener - Marvin L. Friedland - Robert Anderson - James Clayburn LaForce, Jr. - Merlin J. Norton




2.  Proposal to ratify the selection of        FOR      AGAINST     ABSTAIN
     Grant Thornton LLP as the independent
     auditors to audit the Consolidated        ____      ____        ____
     Financial Statements of the Company
     and its subsidiaries for the year
     ending December 31, 2001.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and date this Proxy where shown below and return it promptly.
No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

Signed: ____________________________   Signed: ___________________________
Date: _____________, 2001

NOTE: (Please sign above exactly as the shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)